Exhibit 99.1
FORM OF MEDCO HEALTH SOLUTIONS, INC. PROXY CARD — PRELIMINARY

MEDCO HEALTH SOLUTIONS, INC.
100 PARSONS POND DRIVE
INVESTOR RELATIONS/F3-3
FRANKLIN LAKES, NJ 07417
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THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1	To adopt the Agreement and Plan of Merger, dated as of July 20, 2011, as amended on November 7, 2011 and as it may be amended from time to time (the “merger agreement”), by and among Express Scripts, Inc., Medco Health Solutions, Inc., Aristotle Holding, Inc., Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc.	☐	☐	☐

2	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	☐	☐	☐

3	To approve, by non-binding advisory vote, the compensation arrangements for the Company’s named executive officers in connection with the mergers contemplated by the merger agreement.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournments, postponements and recesses thereof, the person(s) names in this proxy will vote in their discretion.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
Special Meeting
of
Stockholders
of
Medco Health Solutions, Inc.
December 21, 2011
9:00 a.m., Eastern Time
Location:
The Woodcliff Lake Hilton
200 Tice Boulevard
Woodcliff Lake, New Jersey 07677
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

This Proxy is Solicited on Behalf of the Board of
Directors
Special Meeting of Stockholders
December 21, 2011
The undersigned stockholder(s) hereby acknowledges receipt of notice of, revokes all prior proxies delivered in connection with, and appoints David B. Snow, Jr. and Thomas M. Moriarty, and each of them, as proxy for the undersigned, each with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present at, the special meeting of stockholders to be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677 on December 21, 2011 at 9:00 a.m., and any adjournments, postponements and recesses thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the meeting, and any adjournments, postponements and recesses thereof, as more fully described in the proxy statement received by the undersigned stockholder.
If no direction is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

Continued and to be signed on reverse side